                                                                     EXHIBIT 4.4

                            Supplemental Indenture
                            ----------------------


     This Supplemental Indenture, dated as of December 19, 1997 (this "Supplemental Indenture"), among Pillowtex Corporation, a Texas corporation (the "Company"), the corporations listed on Exhibit A hereto (individually, a "New Guarantor" and collectively, the "New Guarantors"), and Bank One, N.A. (formerly known as Bank One, Columbus, N.A.), as Trustee (the "Trustee"), supplements the Indenture, dated as of November 12, 1996 (the "Indenture"), between the Company and the Trustee under which the Company's 10% Senior Subordinated Notes due 2006 (the "Notes") were issued and are outstanding.

                                   RECITALS

     A. In connection with the merger (the "Merger") of Pegasus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary ("Newco") of the Company, with and into Fieldcrest Cannon, Inc., a Delaware corporation ("Fieldcrest"), pursuant to an Agreement and Plan of Merger, dated as of September 10, 1997, among the Company, Fieldcrest, and Newco on the date hereof, the New Guarantors are becoming Subsidiaries of the Company and are guaranteeing, and are granting a security interest in all of their presently unencumbered assets to secure, the payment of certain Senior Indebtedness (as such term is defined in the Indenture) of the Company.

     B. Section 4.13 of the Indenture does not permit any Subsidiary of the Company that is not a Guarantor to guarantee or secure through the granting of liens the payment of any Senior Indebtedness unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture to the Indenture evidencing such Subsidiary's guarantee, on a senior subordinated basis, of the Notes.

     C. This Supplemental Indenture is being entered into to comply with the provisions of Section 4.13 of the Indenture.

     D. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to comply with Section 4.13 of the Indenture, the Company, the Guarantors and the Trustee hereby agree as follows:

     Section 1.  Defined Terms.  Capitalized terms used and not otherwise
                 -------------
defined herein have the respective meanings assigned to such terms in the Indenture.

     Section 2.  Subsidiary Guarantees.  For value received, each of the New
                 ---------------------
Guarantors hereby jointly and severally, together with all of the Guarantors, unconditionally guaranty, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee
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all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. The Indebtedness evidenced by this guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness as defined in the Indenture, and this guarantee is issued subject to such provisions. Each of the New Guarantors, by execution and delivery of this Supplemental Indenture, agrees to and shall be bound by the terms of the Indenture applicable to the Guarantors, including without limitation, Article 11 thereof.

     Section 3.  Ratification.  The Indenture as hereby supplemented is in all
                 ------------
respects ratified and confirmed by each of the Company, the New Guarantors and the Trustee, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

     Section 4.  Governing Law.  This Supplemental Indenture and the Securities
                 -------------
shall be governed by and construed in accordance with the laws of the State of New York.

     Section 5.  Successors.  All agreements of the Company and the New
                 ----------
Guarantors in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     Section 6.  Multiple Counterparts.  The parties may sign multiple
                 ---------------------
counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be executed by its duly authorized officer as of the date first above written.

                                  PILLOWTEX CORPORATION

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  FIELDCREST CANNON, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  CRESTFIELD COTTON COMPANY

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  ENCEE, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  FCC CANADA, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  FIELDCREST CANNON FINANCING, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  FIELDCREST CANNON LICENSING, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  FIELDCREST CANNON INTERNATIONAL, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  FIELDCREST CANNON SURE FIT, INC.
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Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  FIELDCREST CANNON TRANSPORTATION, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  ST. MARYS, INC.

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  AMOSKEAG COMPANY

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  AMOSKEAG MANAGEMENT CORPORATION

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  DOWNEAST SECURITIES CORPORATION

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  BANGOR INVESTMENT COMPANY

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  MOORE'S FALLS CORPORATION

Attest:                           By:  Jeffrey D. Cordes
Brenda Sanders                         Title:

                                  BANK ONE, N.A., Trustee

                                  By: Victoria Paulick
                                  Title: Authorized Signatory